8x8, Inc. Reports Third Quarter Fiscal 2021 Financial Results

Service revenue growth of 15% year-over-year; Total ARR grew 20% to Approximately $500 million

Raises Fiscal Full-Year 2021 Service Revenue Guidance to Approximately 19% Year-over-Year Growth

CAMPBELL, CA. - January 28, 2021 - 8x8, Inc. (NYSE: EGHT), a leading integrated cloud communications platform, today reported financial results for the third quarter of fiscal 2021 ended December 31, 2020.

Third Quarter Fiscal 2021 Financial Results Highlights:

•Total revenue increased 15.3% year-over-year to $136.7 million, exceeding the high-end of the Company’s original guidance range of $132.0 to $133.0 million.
•Service revenue increased 15.2% year-over-year to $127.1 million, exceeding the high-end of the Company’s original guidance range of $124.0 to $125.0 million.
•GAAP Pre-Tax Loss was $39.9 million. Non-GAAP Pre-Tax Loss was $1.9 million and favorable to the Company’s original guidance of $3.0 million loss.

“Our integrated communications and contact center cloud platform is winning over mid-market and enterprise customers who value the benefits of a combined solution,” said Dave Sipes, Chief Executive Officer at 8x8, Inc. “We delivered a good quarter that exceeded the high-end of guidance with improving operating performance. I’m pleased to report that we are raising full-year revenue guidance, and also improving our path to profitability.”

Q3 Fiscal 2021 Business Metrics and Highlights:

Financial and Business Metrics

•Bookings:
◦Closed a record 53 new customer deals in the third quarter of fiscal 2021 with ARR (annual recurring revenue) greater than $100K, an increase of 33% from the same period last year. These deals represented 39% of new bookings for the quarter and included 34 new logo deals.
◦Bundled contact center and communications represented 67% of new bookings that were $12K or more in ARR.
◦Channel bookings grew 64% year-over-year and represented 64% of new bookings.
◦Contact center new bookings grew 33% year-over-year and represented 31% of total new bookings.
•Annual recurring revenue (ARR):
◦Total ARR grew to $494.3 million, an increase of 20% from the same period last year.
◦734 customers generated ARR greater than $100K, compared with 592 customers in the same period last year, a 24% year-over-year growth.
◦ARR growth by customer size:
▪Small Business customers (defined as companies whose annual revenue is less than $50 million) comprised 52% of total ARR which grew 12% year-over-year.
▪Mid-market customers (defined as companies whose annual revenue is between $50 million and $1 billion) comprised 26% of total ARR which grew 21% year-over-year.
▪Enterprise customers (defined as companies whose annual revenue is more than $1 billion) comprised 22% of total ARR which grew 46% year-over-year.
•GAAP gross margin was 56%, compared with 53% in the same period last year. Non-GAAP gross margin was 60%, compared with 57% in the same period last year.
•GAAP service margin was 63%, compared with 63% in the same period last year. Non-GAAP service margin was 66%, compared with 66% in the same period last year.

•Cash used in operating activities was $1.8 million. Cash, restricted cash, and investments were $168.0 million at December 31, 2020 and $175.0 million at September 30, 2020.

Company Highlights
•Appointed Dave Sipes as Chief Executive Officer and member of the board of directors.
•Appointed Jaswinder Pal Singh as Chairman of the Board.

Product Innovation Highlights & Industry Awards
•Named Leader in the 2020 Gartner Magic Quadrant for Unified Communications as a Service, Worldwide.
•Named Challenger in the 2020 Gartner Magic Quadrant for Contact Center as a Service.
•Included in Microsoft’s Connected Contact Center for Microsoft Teams Certification program, integrating seamlessly with 8x8 Voice for Microsoft Teams’ direct routing capabilities.
•Announced partnership with Verint to bring integrated cloud workforce management applications to mid-market and enterprise businesses worldwide.
•Awarded 2020 CRN UK Cloud Services Vendor of the Year.
•Awarded 2020 TechTarget Archer Awards - North America - Best Channel Enablement Program.
•Ended the quarter with a total of 262 patents awarded.

Q4 and F2021 Financial Outlook:

Fourth Quarter Fiscal 2021 Financial Outlook Ending March 31, 2021:

•Total Revenue guidance in the range of $138.5 million to $140.5 million, representing approximately 14% to 16% year-over-year growth.
•Service Revenue guidance in the range of $130.8 million to $131.8 million, representing approximately 16% to 17% year-over-year growth.
•Non-GAAP Pre-Tax Loss guidance of approximately $0.8 million.

Full-Year Fiscal 2021 Financial Outlook Ending March 31, 2021:

•The Company raises Total Revenue guidance from a range of $519.0 million to $522.0 million to a range of $526.1 million to $528.1 million, representing approximately 18% year-over-year growth.
•The Company raises Service Revenue guidance from a range of $489.0 million to $492.0 million to a range of $493.0 million to $494.0 million, representing approximately 19% year-over-year growth.
•The Company updates Non-GAAP Pre-Tax Loss guidance from approximately $16.0 million to approximately $13.7 million.

The Company does not reconcile its forward-looking estimates of non-GAAP Pre-Tax Income (Loss) to the corresponding GAAP measures of GAAP Net Income (Loss) due to the significant variability of, and difficulty in making accurate forecasts and projections with regards to, the various expenses it excludes. For example, although future hiring and retention needs may be reasonably predictable, stock-based compensation expense depends on variables that are largely not within the control of nor predictable by management, such as the market price of 8x8 common stock, and may also be significantly impacted by events like acquisitions, the timing and nature of which are difficult to predict with accuracy. Similarly, impairments and other items are difficult to predict as they may depend on future events and external factors outside the Company's control. The actual amounts of these excluded items could have a significant impact on the Company's GAAP Pre-Tax Income (Loss). Accordingly, management believes that reconciliations of this forward-looking non-GAAP financial measure to the corresponding GAAP measure are not available without unreasonable effort. All projections are on a non-GAAP basis. See the Financial Metrics Sheet for Third Quarter Fiscal Year 2021 posted on the Company's investor relations website for the definition of operational and key business metrics referenced in this press release.

Conference Call Information:

Management will host a conference call to discuss earnings results on January 28, 2021 at 2 p.m. Pacific Time (5 p.m. Eastern Time). The call is accessible via the following numbers and webcast link:

Dial In:	(844) 343-9040 Domestic or (647) 689-5131 International; Conference ID #3051469
Replay:	(800) 585-8367 Domestic or (416) 621-4642 International; Conference ID #3051469
Webcast:	http://investors.8x8.com

Participants should plan to dial in or log on ten minutes prior to the start time. A telephonic replay of the call will be available until February 4, 2021. The webcast will be archived on 8x8's website for a period of 30 days. For additional information, visit http://investors.8x8.com.

About 8x8, Inc.

8x8, Inc. (NYSE: EGHT) is transforming the future of business communications as a leading cloud provider of voice, video, chat, contact center, and enterprise-class API solutions powered by one global communications platform. 8x8 empowers workforces worldwide to connect individuals and teams so they can collaborate faster and work smarter. Real-time business analytics and intelligence provide businesses unique insights across all interactions and channels so they can delight end-customers and accelerate their business. For additional information, visit www.8x8.com, or follow 8x8 on LinkedIn, Twitter, and Facebook.

Non-GAAP Measures:

The Company has provided in this release financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). Management uses these non-GAAP financial measures internally in analyzing the Company's financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating the Company's ongoing operational performance. Management believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating 8x8's ongoing operating results and trends and in comparing financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors.

The Company defines non-GAAP Net Income (Loss) as Net Income (Loss) under GAAP, plus amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, acquisition and integration expenses, debt amortization expense, certain legal and regulatory costs, certain severance and related termination costs, and the provision for income taxes.

The Company defines non-GAAP Net Income (Loss) per share as non-GAAP Net Income (Loss) divided by the weighted-average basic or diluted shares outstanding which includes the effect of potentially dilutive stock options and awards. Management believes that such exclusions facilitate comparisons to the Company's historical operating results and to the results of other companies in the same industry, and provides investors with information that management uses in evaluating the Company's performance on a quarterly and annual basis.

The Company discloses these non-GAAP financial measures to the public as an additional means by which investors can assess its performance. These non-GAAP financial measures may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures. This reconciliation has been provided in the financial statement tables included below in this press release.

Forward Looking Statements:

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as "may," "will," "should," "estimates," "predicts," "potential," "continue," "strategy," "believes," "anticipates," "plans," "expects," "intends," and similar expressions are intended to identify forward-looking statements. These forward-looking statements, include but are not limited to: changing industry trends, operational and economic impacts of the COVID-19 pandemic, new product innovations and integrations, market demand for our products, channel and e-commerce growth, sales and marketing activities, strategic partnerships, business strategies, improved customer acquisition and support costs, customer churn, future operating performance and efficiencies, financial outlook, revenue growth, and profitability.

You should not place undue reliance on such forward-looking statements. Actual results could differ materially from those projected in forward-looking statements depending on a variety of factors, including, but not limited to: market acceptance of new or existing services and features we may offer from time to time; customer acceptance and demand for our cloud communication and collaboration services, including voice, contact center, video, messaging, and communication APIs; competitive pressures, and any changes in the competitive dynamics of the markets in which the Company competes; the impact of economic downturns on the Company and on its customers, including the impacts of the COVID-19 pandemic; the quality and reliability of our services; customer cancellations and rate of churn and downsell; the Company's ability to scale its business; the Company's reliance on infrastructure of third-party network services providers; risk of failure in its physical infrastructure; risk of defects or bugs in its software; risk of cybersecurity breaches and other unauthorized disclosures of customer data; the Company's ability to maintain the compatibility of its software with third-party applications and mobile platforms; continued compliance with industry standards and regulatory requirements, including privacy, in the United States and foreign countries in which the Company makes its software solutions available, and the costs of such compliance; risks relating to the acquisition and integration of businesses it has acquired or may acquire in the future, particularly if the acquired business operates in a different market space from the Company or is based in a region where it does not have significant operations; the amount and timing of costs associated with recruiting, training and integrating new employees; timing and extent of improvements in operating results from increased spending in marketing, sales, and research and development; investments, including the cost to support new strategic initiatives with value-added resellers and other partners, to acquire more customers may not result in additional revenue from new or existing customers; introduction and adoption of the Company cloud software solutions in markets outside of the United States; risks related to the Company's senior convertible notes and the related capped call transactions; implementation and effects of new accounting standards and policies in its reported financial results; and potential future intellectual property infringement claims and other litigation that could adversely affect the Company's business and operating results.

For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's reports on Forms 10-K and 10-Q, as well as other reports that 8x8, Inc. files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and 8x8, Inc. undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

8x8, Inc.

Investor Relations:
Victoria Hyde-Dunn
1-669-333-5200
victoria.hyde-dunn@8x8.com

Media:
John Sun
1-408-692-7054
john.sun@8x8.com

8x8, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(In thousands, except per share amounts)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2020	2019	2020	2019
Service revenue	$127,107	$110,363	$362,232	$301,547
Other revenue	9,578	8,204	25,393	23,212
Total revenue	136,685	118,567	387,625	324,759

Cost of revenue and operating expenses:
Cost of service revenue	47,044	40,786	132,843	101,899
Cost of other revenue	13,364	15,433	36,194	41,708
Research and development	23,702	19,870	66,763	57,635
Sales and marketing	63,986	63,099	185,535	174,593
General and administrative	23,844	22,547	72,403	62,589
Total operating expenses	171,940	161,735	493,738	438,424
Loss from operations	(35,255)	(43,168)	(106,113)	(113,665)
Other income (expense), net	(4,669)	(3,623)	(13,772)	(7,919)
Loss before provision for income taxes	(39,924)	(46,791)	(119,885)	(121,584)
Provision for income taxes	301	280	666	684
Net loss	$(40,225)	$(47,071)	$(120,551)	$(122,268)

Net loss per share:
Basic and diluted	$(0.38)	$(0.47)	$(1.15)	$(1.23)
Weighted average number of shares:
Basic and diluted	106,641	99,922	104,961	99,082

8x8, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(In thousands)

	December 31, 2020	March 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$106,877	$137,394
Restricted cash, current	6,996	10,376
Short-term investments	41,738	33,458
Accounts receivable, net	50,404	37,811
Deferred sales commission costs, current	28,684	22,444
Other current assets	39,565	35,679
Total current assets	274,264	277,162
Property and equipment, net	94,480	94,382
Operating lease, right-of-use assets	70,443	78,963
Intangible assets, net	18,426	24,001
Goodwill	132,067	128,300
Restricted cash, non-current	8,562	8,641
Long-term investments	3,878	16,083
Deferred sales commission costs, non-current	69,859	53,307
Other assets	20,832	19,802
Total assets	$692,811	$700,641
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$32,337	$40,261
Accrued compensation	29,993	22,656
Accrued taxes	14,299	10,251
Operating lease liabilities, current	12,691	5,875
Deferred revenue	18,015	7,105
Other accrued liabilities	20,419	37,277
Total current liabilities	127,754	123,425
Operating lease liabilities, non-current	85,379	92,452
Convertible senior notes, net	304,111	291,537
Other liabilities, non-current	8,164	2,496
Total liabilities	525,408	509,910
Stockholders' equity:
Common stock	107	103
Additional paid-in capital	716,820	625,474
Accumulated other comprehensive loss	(3,503)	(12,176)
Accumulated deficit	(546,021)	(422,670)
Total stockholders' equity	167,403	190,731
Total liabilities and stockholders' equity	$692,811	$700,641

8x8, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited
(In thousands)

	Nine Months Ended December 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(120,551)	$(122,268)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	8,529	6,801
Amortization of intangible assets	5,590	6,149
Amortization of capitalized software	20,021	13,263
Amortization of debt discount and issuance costs	12,574	9,987
Amortization of deferred sales commission costs	20,040	13,805
Allowance for credit losses	3,950	1,323
Operating lease expense, net of accretion	11,469	10,676
Stock-based compensation	74,940	50,305
Other	517	1,348
Changes in assets and liabilities:
Accounts receivable, net	(13,277)	(8,776)
Deferred sales commission costs	(41,187)	(33,651)
Other current and non-current assets	(8,939)	(24,780)
Accounts payable and accruals	(338)	7,876
Deferred revenue	11,797	5,106
Net cash used in operating activities	(14,865)	(62,836)
Cash flows from investing activities:
Purchases of property and equipment	(4,975)	(22,853)
Purchase of business	(3,459)	(58,853)
Cost of capitalized software	(22,858)	(22,784)
Proceeds from maturities of investments	40,771	16,195
Proceeds from sales of investments	219	33,117
Purchases of investments	(36,840)	(29,658)
Net cash used in investing activities	(27,142)	(84,836)
Cash flows from financing activities:
Finance lease payments	(74)	(312)
Tax-related withholding of common stock	(69)	(6,186)
Proceeds from issuance of common stock under employee stock plans	6,058	7,035
Purchases of capped calls	—	(9,288)
Net proceeds from issuance of convertible senior notes	—	74,593
Net cash provided by financing activities	5,915	65,842
Effect of exchange rate changes on cash	2,116	958
Net decrease in cash, cash equivalents, and restricted cash	(33,976)	(80,872)
Cash, cash equivalents, and restricted cash, beginning of period	156,411	284,683
Cash, cash equivalents, and restricted cash, end of period	$122,435	$203,811

8x8, Inc.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Unaudited
(In thousands, except per share amount)

	Three Months Ended December 31,				Nine Months Ended December 31,
	2020		2019		2020		2019
Reconciliation of GAAP to Non-GAAP Expenses:
GAAP cost of service revenue	$47,044		$40,786		$132,843		$101,899
Amortization of acquired intangible assets	(1,192)		(1,803)		(4,043)		(4,909)
Stock-based compensation expense and related employer payroll taxes	(2,528)		(1,648)		(6,926)		(3,827)
Legal and regulatory costs	(62)		—		(219)		—
Severance and related termination costs	(91)		(286)		(1,518)		(562)
Non-GAAP cost of service revenue	$43,171		$37,049		$120,137		$92,601
Non-GAAP service margin (as a percentage of service revenue)	$83,936	66.0%	$73,314	66.4%	$242,095	66.8%	$208,946	69.3%

GAAP cost of other revenue	$13,364		$15,433		$36,194		$41,708
Stock-based compensation expense and related employer payroll taxes	(1,196)		(903)		(3,223)		(2,394)
Acquisition and integration costs	—		(6)		—		(6)
Legal and regulatory costs	(71)		—		(71)		—
Severance and related termination costs	(69)		(287)		(144)		(429)
Non-GAAP cost of other revenue	$12,028		$14,237		$32,756		38,879
Non-GAAP other margin (as a percentage of other revenue)	$(2,450)	(25.6)%	$(6,033)	(73.5)%	$(7,363)	(29.0)%	$(15,667)	(67.5)%

Non-GAAP gross margin (as a percentage of revenue)	$81,486	59.6%	$67,281	56.7%	$234,732	60.6%	$193,279	59.5%

GAAP research and development	$23,702		$19,870		$66,763		$57,635
Stock-based compensation expense and related employer payroll taxes	(8,525)		(6,236)		(23,849)		(14,317)
Acquisition and integration costs	—		(98)		(1)		(130)
Legal and regulatory costs	(295)		—		(295)		—
Severance and related termination costs	(203)		(452)		(844)		(837)
Non-GAAP research and development (as a percentage of revenue)	$14,679	10.7%	$13,084	11.0%	$41,774	10.8%	$42,351	13.0%

GAAP sales and marketing	$63,986		$63,099		$185,535		$174,593
Amortization of acquired intangible assets	(343)		(519)		(1,547)		(1,240)
Stock-based compensation expense and related employer payroll taxes	(9,575)		(5,585)		(22,908)		(14,846)
Acquisition and integration costs	—		(2)		—		(7)
Legal and regulatory costs	(365)		—		(369)		—
Severance and related termination costs	(241)		(1,220)		(981)		(1,893)
Non-GAAP sales and marketing (as a percentage of revenue)	$53,462	39.1%	$55,773	47.0%	$159,730	41.2%	$156,607	48.2%

	Three Months Ended December 31,				Nine Months Ended December 31,
	2020		2019		2020		2019
GAAP general and administrative	$23,844		$22,547		$72,403		$62,589
Stock-based compensation expense and related employer payroll taxes	(5,661)		(7,010)		(20,304)		(16,986)
Acquisition and integration costs	(4)		(530)		(194)		(2,209)
Legal and regulatory costs	(136)		22		(1,711)		847
Severance and related termination costs	(3,217)		(386)		(5,292)		(1,979)
Non-GAAP general and administrative (as a percentage of revenue)	$14,826	10.8%	$14,643	12.3%	$44,902	11.6%	$42,262	13.0%

GAAP other income and expense	$(4,669)		$(3,623)		$(13,772)		$(7,919)
Debt amortization expense	4,257		3,590		12,574		9,987
Non-GAAP other income and expense (as a percentage of revenue)	$(412)	(0.3)%	$(33)	—%	$(1,198)	(0.3)%	$2,068	0.6%

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss:
GAAP net loss	$(40,225)		$(47,071)		$(120,551)		$(122,268)
Amortization of acquired intangible assets	1,535		2,322		5,590		6,149
Stock-based compensation expense and related employer payroll taxes	27,485		21,382		77,210		52,370
Acquisition and integration costs	4		636		195		2,352
Legal and regulatory costs	929		(22)		2,665		(847)
Severance and related termination costs	3,821		2,631		8,779		5,700
Debt amortization expense	4,257		3,590		12,574		9,987
Provision for income taxes	301		280		666		684
Non-GAAP net loss before taxes (as a percentage of revenue)	$(1,893)	(1.4)%	$(16,252)	(13.7)%	$(12,872)	(3.3)%	$(45,873)	(14.1)%
Non-GAAP tax expense	301		280		666		684
Non-GAAP net loss after taxes (as a percentage of revenue)	$(2,194)	(1.6)%	$(16,532)	(13.9)%	$(13,538)	(3.5)%	$(46,557)	(14.3)%

Shares used in computing non-GAAP net loss per share:
Basic and Diluted	106,641		99,922		104,961		99,082

GAAP net loss per share - Basic and Diluted	$(0.38)		$(0.47)		$(1.15)		$(1.23)
Non-GAAP net loss before taxes per share - Basic and Diluted	$(0.02)		$(0.16)		$(0.12)		$(0.46)